UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2025

Cohen & Steers Income Opportunities REIT, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-269416	88-3609651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1166 Avenue of the Americas

New York, New York 10036

(Address of Principal Executive Offices) (Zip Code)

(212) 832-3232

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 30, 2025, Anthony M. Corriggio provided notice to Cohen & Steers Income Opportunities REIT, Inc. (the “Company”) of his decision to retire from his positions as President and Chief Operating Officer of the Company, after a 33-year career in the real estate industry. Such notice was provided concurrently with Mr. Corriggio’s provision of notice to Cohen & Steers Capital Management, Inc. (“Cohen & Steers”), external advisor to the Company, of his decision to retire as an employee and officer of Cohen & Steers.

In order to ensure an orderly transition of responsibilities, the Company and Mr. Corrggio have mutually agreed that the effective date of Mr. Corriggio’s retirement will be September 30, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHEN & STEERS INCOME OPPORTUNITIES REIT, INC.

Date: June 2, 2025

	By:	/s/ Francis C. Poli
	Name:	Francis C. Poli
	Title:	Chief Legal Officer